Exhibit 99-2
                                                                    ------------

                               JARDEN CORPORATION
                            555 Theodore Fremd Avenue
                               Rye, New York 10580










                                                      March 26, 2004



The Board of Directors
Dixon Ticonderoga Company
195 International Parkway
Heathrow
FL 32746

Attention: Gino N. Pala

Re:       Termination of Exclusivity Agreement
          ------------------------------------

Dear Sirs:

          Reference is made to the Exclusivity Agreement, dated January 9, 2004, as amended on February 10, 2004, as further amended on February 27, 2004, and as further amended on March 12, 2004, by and between Jarden Corporation, a Delaware corporation ("Buyer") and Dixon Ticonderoga Company, a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Exclusivity Agreement. In view of the fact that the discussions and negotiations with respect to the Transaction have been finally terminated by Buyer and the Company as of the date hereof, Buyer and the Company hereby agree that the Exclusivity Agreement shall terminate as of the date hereof.

PeterThe Board of Directors
Dixon Ticonderoga Company
Page 2


          This letter may be signed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

          If this letter correctly expresses our mutual intentions, please execute and return the enclosed copy of this letter to the undersigned.


                                    JARDEN CORPORATION

                                    By:  /s/ Desiree DeStefano
                                         ---------------------
                                         Name:  Desiree DeStefano
                                         Title: SVP


AGREED TO AND ACCEPTED
ON MARCH 26, 2004

DIXON TICONDEROGA COMPANY



By:   /s/ Richard A. Asta
      --------------------
      Name:  Richard A. Asta
      Title:  CFO